UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2013

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(b) As previously announced, on July 8, 2013, Joseph A. Carrabba, chief executive officer and president of Cliffs Natural Resources Inc. (the “Company”), notified the Board of Directors (the “Board”) that he intended to retire at the earlier of December 31, 2013 or upon the appointment of his successor. As disclosed in our October 25, 2013 press release, the Board elected Gary B. Halverson as our new president and chief operating officer and as a director of the Company effective as of November 18, 2013. Accordingly, Mr. Carrabba has informed the Company that he is resigning as chief executive officer, president and a director of the Company effective at the close of business on November 15, 2013.

(c) On October 23, 2013, the Board elected Gary B. Halverson, 55, as our new president and chief operating officer and as a director of the Company, with his appointment being effective November 18, 2013 (the “Effective Date”). Mr. Halverson also will be the “principal executive officer” of the Company upon his commencement of employment. Prior to joining the Company, Mr. Halverson served as the interim chief operating officer for Barrick Gold Corporation Inc. (“Barrick”) since September 2013 and also as its president – North America since December 2011. Previously, he served as Barrick’s president – Australia Pacific from December 2008 until December 2011 and as its director of operations – Australia Pacific from August 2006 to December 2008.

In connection with his appointment as the Company’s president and chief operating officer, the Company entered into a letter agreement with Mr. Halverson (the “Letter Agreement”) on October 23, 2013. According to the terms of his Letter Agreement, Mr. Halverson will receive the following: (a) an annual base salary of $950,000; (b) a signing bonus payable in cash of $600,000; (c) a discretionary award under the EMPI for the portion of 2013 that Mr. Halverson was employed with the Company, with the value of, and performance objectives applicable to, such award determined by the Board, but with the expectation that such bonus will reflect employment for a partial year; and (d) a grant of restricted shares valued at $1,400,000 to be calculated based on the 60-day trailing average price of the Company’s common shares as of the Effective Date, with half of the shares vesting on November 18, 2014 and the remaining half vesting on November 18, 2015, generally contingent upon continued employment with the Company. In addition, he will be eligible for annual bonuses in respect of 2014 and later years under the Cliffs Natural Resources Inc. 2012 Executive Management Performance Incentive Plan at a target of 120% of his base salary and a maximum of 200% of target, and for an annual incentive grant under the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan at the target of 375% of his base salary. He is eligible to participate in the Company’s Supplemental Executive Retirement Benefit Plan (the “SERP”).

There was no arrangement or understanding between Mr. Halverson and any other person(s) pursuant to which he was selected as an officer. There are no family relationships between Mr. Halverson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions or any currently proposed transaction, in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Halverson had or will have a direct or indirect material interest. The Company’s proxy statement dated April 1, 2013 provides a detailed description of the material plans, contracts or arrangements in which Mr. Halverson will be a party. The Company also entered into a Change of Control Severance Agreement with Mr. Halverson on October 23, 2013, which provides for (i) a lump sum severance payment in an amount equal to three times the sum of (A) base salary (at the highest rate in effect during the five-year period prior to the termination date), plus (B) annual incentive pay at target level for the year of termination or prior year, whichever is greater; (ii) continuation of welfare benefits for three years following the termination date; (iii) a lump sum payment in an amount equal to the sum of the additional future pension benefits that Mr. Halverson would have been entitled to receive for three years following the termination date under the SERP; and (iv) outplacement services in an amount up to 15% of Mr. Halverson’s base salary (collectively, the “Change in Control Severance Benefits”). Mr. Halverson will be eligible to receive the Change in Control Severance Benefits in the event he is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the Change of Control Severance Agreement) during the two-year period following a change of control. There are no additional material plans, contracts or arrangements to which Mr. Halverson is a party or in which he will participate other than what has been described herein.

On October 23, 2013, the independent directors of the Board of Directors of the Company, other than James Kirsch, appointed James Kirsch, on an interim basis, as an officer of the Company with the title of “Chairman” effective as of November 18, 2013. The terms of his compensation have not yet been finalized.

There was no arrangement or understanding between Mr. Kirsch and any other person(s) pursuant to which he was selected as an officer. There are no family relationships between Mr. Kirsch and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions since January 1, 2012 or any currently proposed transaction, in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Kirsch had or will have a direct or indirect material interest except for his compensation as a director and non-executive Chairman of the Company.

A copy of the press release relating to the appointments of Mr. Halverson and Mr. Kirsch and the retirement of Mr. Carrabba is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Cliffs Natural Resources Inc. published a news release on October 25, 2013 captioned, “Cliffs Natural Resources Inc. Announces the Appointment of New President and Chief Operating Officer”

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

October 28, 2013	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: Vice President, General Counsel & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Cliffs Natural Resources Inc. published a news release on October 25, 2013 captioned, “Cliffs Natural Resources Inc. Announces the Appointment of New President and Chief Operating Officer”